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               Section 240.14a-101  Schedule 14A.
            Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

              WALLACE COMPUTER SERVICES, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)

                    GUY P. WYSER-PRATTE
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................
                           NOTES. * * *



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NEWS RELEASE

CONTACT:
-------
Stanley J. Kay
Mackenzie Partners, Inc.
(212) 929-5940

FOR IMMEDIATE RELEASE:
---------------------

New York, NY, November 5, 1996 -- A story issued on the Dow Jones wire today regarding Wallace Computer Services, Inc. (NYSE:WCS) reported 'Investor Guy Wyser-Pratte says he's `highly confident' his proposal to restrict Wallace
Computer Services Inc.'s (WCS) anti-takeover defenses will prevail at the company's annual meeting tomorrow. Based on a preliminary tabulation by his proxy solicitor, Wyser-Pratte said `it looks like we won the vote' on a proposed bylaw change. That proposal, actively opposed by Wallace management, would require Wallace to seek shareholder approval to continue using defensive measures against an offer for more than 90 days, if the bid meets certain guidelines.'

Wyser-Pratte emphasized that his opinion was based on preliminary tabulations that may include duplicate proxies. Mr. Wyser-Pratte noted further that because shareholders still have the opportunity to revoke previously executed proxies and vote in person at tomorrow's meeting, there can be no assurance as to the outcome of tomorrow's vote.

                                   * * * * *

NOTE TO EDITORS: For a copy of Mr. Wyser-Pratte's proxy materials, please contact MacKenzie Partners, Inc. at (800) 322-2885